Exhibit 10.1

AMENDMENT NO. 2 TO FIVE-YEAR SENIOR CREDIT AGREEMENT

AMENDMENT NO. 2 TO FIVE-YEAR SENIOR CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2009, among COVIDIEN INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), COVIDIEN LTD., a Bermuda company (“Covidien Ltd.” and together with the Borrower, the “Obligors”, and each an “Obligor”), the Lenders party hereto, and CITIBANK, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS

(1) The Borrower, Covidien Ltd. and the Lenders are party to the Five-Year Senior Credit Agreement (Healthcare Businesses) dated as of April 25, 2007, as amended by Amendment No. 1 to Five-Year Senior Credit Agreement (Healthcare Businesses) dated as of November 6, 2007 (the “Original Credit Agreement”).

(2) Covidien Ltd. intends to consummate a series of transactions which will result in the common shareholders of Covidien Ltd. becoming the ordinary shareholders of Covidien PLC, an Irish company (“Holdco”) and Covidien Ltd. becoming a Wholly-Owned Consolidated Subsidiary of Holdco. Such transactions are more particularly described in Covidien Ltd.’s Form Pre 14 A filed February 6, 2009 (the “Irish Transaction”).

(3) In connection with the Irish Transaction, the Borrower and Covidien Ltd. have requested that the Lenders agree to certain amendments to the Original Credit Agreement, including the addition of Holdco as a guarantor.

(4) Such amendments require the consent of all Lenders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meaning set forth in the Original Credit Agreement.

Section 1.02 Rules of Construction. The rules of construction set forth in Section 1.03 of the Original Credit Agreement shall apply to this Amendment as if fully set forth herein.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on the Amendment Effective Date (as defined below), the Original Credit Agreement, including the Exhibits and Schedules attached thereto, shall hereby be amended and restated so that such Original Credit Agreement and Exhibits and Schedules, as so amended, shall read in its entirety as attached hereto as Exhibit A (as so amended, the “Amended Credit Agreement”). Until the Amendment Effective Date (as defined below), the Original Credit Agreement shall continue in full force and effect and thereafter the Amended Credit Agreement shall continue in full force and effect. All Lenders hereby consent to the execution and delivery of the Amended Credit Agreement by the Administrative Agent on behalf of the Lenders on the Amendment Effective Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Authorization; Enforceability. Each Obligor represents and warrants to the Administrative Agent and each Lender that this Amendment has been duly authorized, executed and delivered by each Obligor and constitutes the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.02 No Default. Each of the Obligors represents and warrants to the Administrative Agent and each Lender that as of the date hereof, and after giving effect to this Amendment, no Default has occurred and is continuing.

Section 3.03 Representations and Warranties. Each Obligor represents and warrants to the Administrative Agent and each Lender that all representations and warranties set forth in the Original Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date hereof, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date.

ARTICLE IV

EFFECTIVENESS

Section 4.01 Conditions to Closing. This Amendment shall not become binding on the parties until the date on which the Administrative Agent (or its counsel) shall have received from each Obligor, the Administrative Agent and all Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

Section 4.02 Conditions to Effectiveness. The Amended Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02 of the Original Credit Agreement) (the “Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each Obligor and the Administrative Agent either (i) a counterpart of the Amended Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of the Amended Credit Agreement) that such party has signed a counterpart of the Amended Credit Agreement.

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(b) The Administrative Agent (or its counsel) shall have received a Note executed by the Borrower in favor of each Lender that requested a Note prior to the date hereof in accordance with Section 2.08(e) of the Amended Credit Agreement.

(c) The Administrative Agent shall have received on or before the Amendment Effective Date certified copies of the charter, by-laws and other constitutive or other documents of each Obligor and Holdco and of resolutions of the Board of Directors of each Obligor and Holdco authorizing the Transactions, together with incumbency certificates or analogous documents in any other jurisdiction dated the Amendment Effective Date evidencing the identity, authority and capacity of each Person authorized to execute and deliver this Amendment, the Amended Credit Agreement, the other Loan Documents and any other documents to be delivered by such Obligor and Holdco pursuant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received evidence reasonably satisfactory to it of the consent of CT Corporation System in New York, New York to the appointment and designation provided by Section 10.09(d) of the Amended Credit Agreement.

(e) The Administrative Agent shall have received a certificate, dated the date of this Amendment and signed by a Responsible Officer, confirming that (i) the representations and warranties of each Obligor and Holdco set forth in Article III of the Amended Credit Agreement are true and correct and (ii) no Default under the Amended Credit Agreement has occurred and is continuing.

(f) The Administrative Agent shall have received payment of Upfront Fees for the account of each Lender pursuant to Section 2.10(a)(i) of the Amended Credit Agreement.

(g) The Borrower shall have paid all fees required to be paid by it pursuant to the Fee Letters (as defined in the Amended Credit Agreement) and, unless waived by the Administrative Agent, the Borrower shall have paid all legal fees and expenses of the Administrative Agent required to be paid pursuant to the terms of this Amendment and to the extent invoiced and received by the Borrower prior to date hereof.

(h) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of (i) the general counsel of Covidien Ltd. in substantially the form attached as Exhibit C-1 of the Amended Credit Agreement, (ii) the general counsel of Covidien plc in substantially the form attached as Exhibit C-2 of the Amended Credit Agreement, (iii) Allen & Overy, special Luxembourg counsel of the Borrower in substantially the form attached as Exhibit C-3 of the Amended Credit Agreement, (iv) Appleby, special Bermudian counsel of Covidien Ltd., in substantially the form attached as Exhibit C-4 of the Amended Credit Agreement, (v) Gibson, Dunn & Crutcher LLP, special New York counsel of the Obligors in substantially the form attached as Exhibit C-5 and (vi) Arthur Cox, special Irish counsel of Holdco in substantially the form attached as Exhibit C-6 of the Amended Credit Agreement.

(i) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Irish Transaction shall have been consummated or is being consummated contemporaneously with the effectiveness hereof on the Amendment Effective Date.

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The Administrative Agent shall notify the Borrower and the Lenders of (i) the satisfaction of the conditions described in clauses (a) through (i) above and (ii) the Amendment Effective Date. Such notice shall be conclusive and binding.

Section 4.03 References to Agreement. The Amended Credit Agreement and this Amendment shall be read, taken and construed as one and the same instrument from and after the Amendment Effective Date. Any references in the Original Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import, and each reference in any other document executed in connection with the Original Credit Agreement (including, without limitation, the Notes), to “the Agreement”, “thereunder”, “therein” or words of like import, shall, from and after the Amendment Effective Date, mean and be a reference to the Amended Credit Agreement.

Section 4.04 Continued Effectiveness; Ratification of Loan Documents. The Original Credit Agreement and the other Loan Documents, each as modified by this Amendment, are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects.

Section 4.05 No Change of Control. For the avoidance of doubt, it is understood and agreed that, effective upon the Amendment Effective Date, as a result of the effectiveness of this Amendment, the Irish Transaction will not result in an Event of Default under Article VI(m) of the Original Credit Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.01 Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.02 Fees, Costs and Expenses. The Borrower agrees to pay all reasonable out of pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

Section 5.03 Loan Document. This Amendment shall be deemed to be a Loan Document.

Section 5.04 Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Borrower, Covidien Ltd., the Lenders and the Administrative Agent and, in each case, their respective successors and assigns.

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Section 5.05 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COVIDIEN INTERNATIONAL FINANCE S.A.

By	/s/ Anton Stadtbaumer
Name:	Anton Stadtbaumer
Title:	Managing Director

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

COVIDIEN LTD.

By:	/s/ Charles J. Dockendorff
Name:	Charles J. Dockendorff
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

CITIBANK, N.A., as a Lender and as Administrative Agent

By:	/s/ Kevin A. Ege
Name:	Kevin A. Ege
Title:	Authorized Signatory

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director Banking Products Services, US

By:	/s/ April Varner-Nanton
Name:	April Varner-Nanton
Title:	Director Banking Products Services, US

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

BANK OF AMERICA, N.A.

By:	/s/ Zubin R. Shroff
Name:	Zubin R. Shroff
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

BNP PARIBAS

By:	/s/ Berangere Allen
Name:	Berangere Allen
Title:	Vice President

By:	/s/ Nanette Baudon
Name:	Nanette Baudon
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Heidi Sandquist
Name:	Heidi Sandquist
Title:	Director

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Melissa James
Name:	Melissa James
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to the assets of William Street Commitment Corporation)

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Assistant Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

BARCLAYS BANK PLC

By:	/s/ Nicholas A. Bell
Name:	Nicholas A. Bell
Title:	Director

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Barbara R. Marks
Name:	Barbara R. Marks
Title:	Executive Director

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

COVIDIEN INTERNATIONAL FINANCE S.A., as a Lender

By:	/s/ Anton Stadtbaumer
Name:	Anton Stadtbaumer
Title:	Managing Director

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

ABN AMRO BANK N.V.

By:	/s/ David Carrington
Name:	David Carrington
Title:	Director

By:	/s/ Suneel Gill
Name:	Suneel Gill
Title:	Assistant Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

MIZUHO CORPORATE BANK (USA)

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Deputy General Manager

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

SUMITOMO MITSUI BANKING CORPORATION, NEW YORK

By:	/s/ Yoshihiro Hyakutome
Name:	Yoshihiro Hyakutome
Title:	General Manager

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:	/s/ Matthew DeCarlo
Name:	Matthew DeCarlo
Title:	Vice President

By:	/s/ Nicholai von Mengden
Name:	Nicholai von Mengden
Title:	Senior Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

ING BANK N.V. DUBLIN BRANCH

By:	/s/ Emma Condon
Name:	Emma Condon
Title:	Vice President

By:	/s/ Aidan Neill
Name:	Aidan Neill
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

INTESA SANPAOLO S.P.A., NEW YORK BRANCH (AS SUCCESSOR TO SANPAOLO IMI S.P.A.)

By:	/s/ Luca Sacchi
Name:	Luca Sacchi
Title:	Vice President

By:	/s/ Franco DiMario
Name:	Franco DiMario
Title:	First Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

THE BANK OF NEW YORK MELLON

By:	/s/ Daniel J. Lenckos
Name:	Daniel J. Lenckos
Title:	First Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

SOCIETE GENERALE

By:	/s/ Nigel Elvey
Name:	Nigel Elvey
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

THE BANK OF NOVA SCOTIA

By:	/s/ Michelle C. Phillips
Name:	Michelle C. Phillips
Title:	Director

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Miguel Lara
Name:	Miguel Lara
Title:	Managing Director

By:	/s/ Alex Mayral
Name:	Alex Mayral
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

THE NORTHERN TRUST COMPANY

By:	/s/ Tammy Dowd
Name:	Tammy Dowd
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

WESTPAC BANKING CORPORATION

By:	/s/ H. Densen
Name:	H. Densen
Title:	Vice President

[Signature Page to Amendment No. 2 to Revolving Credit Agreement (Covidien International Finance S.A.)]

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Anne Donavan
Name:	Anne Donavan
Title:	Manager

By:	/s/ K. Rockett
Name:	K. Rockett
Title:	Senior Manager

Exhibit A

Published CUSIP Number: 22303MAB5

AMENDED AND RESTATED FIVE-YEAR SENIOR CREDIT AGREEMENT

dated as of

            , 2009

among

COVIDIEN INTERNATIONAL FINANCE S.A.,

Borrower

COVIDIEN LTD. and COVIDIEN PLC,

Guarantors

The Lenders Party Hereto

and

CITIBANK, N.A.

as Administrative Agent

CITIGROUP GLOBAL MARKETS INC. and UBS SECURITIES LLC

as Joint Bookrunners and Joint Lead Arrangers

CITIGROUP GLOBAL MARKETS INC.

BANC OF AMERICA SECURITIES LLC

as Global Coordinators

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SCHEDULES:

Schedule 1.01 - Pricing Grid

Schedule 2.01 - Commitments

Schedule 10.01 - Administrative Agent’s Office; Lender Notice Addresses

EXHIBITS:

Exhibit A - Form of Note

Exhibit B - Form of Assignment and Assumption

Exhibit C-1 - Form of opinion of general counsel of Covidien Ltd.

Exhibit C-2 - Form of opinion of general counsel of Covidien plc

Exhibit C-3 - Form of opinion of special Luxembourg counsel

Exhibit C-4 - Form of opinion of special Bermuda counsel

Exhibit C-5 - Form of opinion of special New York counsel

Exhibit C-6 - Form of opinion of special Irish counsel

Exhibit D - Form of Subsidiary Guaranty

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AMENDED AND RESTATED FIVE-YEAR SENIOR CREDIT AGREEMENT (this “Agreement”) dated as of             , 2009, among COVIDIEN INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), COVIDIEN LTD., a Bermuda company (“Covidien Ltd.”), COVIDIEN PLC, an Irish company (“Holdco”), the LENDERS, and CITIBANK, N.A., as Administrative Agent.

RECITALS

The Borrower, Covidien Ltd. and the Lenders are party to the Five-Year Senior Credit Agreement (Healthcare Businesses) dated as of April 25, 2007, as amended by Amendment No. 1 to Five-Year Senior Credit Agreement (Healthcare Businesses) dated as of November 6, 2007 (the “Original Credit Agreement”).

Covidien Ltd. intends to consummate a series of transactions which will result in the common shareholders of Covidien Ltd. becoming the ordinary shareholders of Holdco and Covidien Ltd. becoming a Wholly-Owned Consolidated Subsidiary of Holdco. Such transactions are more particularly described in Covidien Ltd.’s Form Pre 14 A filed February 6, 2009 (the “Irish Transaction”);

In connection with the Irish Transaction, the Borrower and Covidien Ltd. have requested that the Lenders agree to certain amendments to the Original Credit Agreement;

Such amendments require the consent of all Lenders and all Lenders consented to the amendments in Amendment No. 2 to Five-Year Senior Credit Agreement, dated as of March     , 2009 among the Borrower, Covidien Ltd., the Lenders party thereto and the Administrative Agent (“Amendment No. 2”);

The parties hereto agree to amend and restate the Original Credit Agreement to reflect such amendments as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bear interest at a rate per annum equal to the Alternate Base Rate.

“Accumulated Other Comprehensive (Loss) Income” on any date means the amount of “Accumulated Other Comprehensive (Loss) Income” of Holdco and its Subsidiaries as of the end of the most recently completed fiscal quarter of Holdco prior to such date of determination determined on a consolidated basis in accordance with GAAP.

“Administrative Agent” means Citibank, in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the office address, facsimile number, electronic mail address, telephone number and account information set forth on Schedule 10.01 with respect to the Administrative Agent or such other address, facsimile number, electronic mail address, telephone number or account information as shall be designated by the Administrative Agent in a notice to the Borrower and the Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, the term “control” (including the terms “controlling” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Amendment No. 2” has the meaning set forth in the recitals hereto.

“Applicable Margin” means, with respect to any Eurodollar Loan, the applicable CDS Spread; provided, if the CDS Spread is unavailable as of the applicable date of determination, the Borrower and the Lenders will negotiate in good faith to agree on an alternative method for establishing the Applicable Margin; provided, further if the Borrower and the Lenders are unable to negotiate on an alternate method within 30 days, the Applicable Margin shall be the “Applicable Cap” set forth on the Pricing Grid for the then applicable Index Debt Rating.

“Applicable Percentage” means, with respect to any Lender, the percentage (rounded to the ninth decimal) of the total Commitments in effect at any given time represented by such Lender’s then applicable Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the outstanding principal amounts of the Loans made by the respective Lenders.

“Approved Fund” has the meaning assigned to such term in Section 10.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Initial Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Base Rate” means the rate of interest per annum publicly announced from time to time by Citibank as its base rate or prime rate in effect at its principal office in New York City.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble hereto.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“CDS Spread” means the rate per annum equal to the five-year credit default swap mid-rate spread of the Borrower (or of Holdco if such rate is not available for the Borrower), as provided by Markit Group Limited (or any successor thereto, or if Markit Group Limited or any successor thereto is no longer providing quotations of such spread, any other entity of recognized reputation then providing such quotations as reasonably selected by the Administrative Agent and notified to the Borrower and the Lenders) as of the close of business, New York time, two Business Days prior to the commencement of the applicable Interest Period; provided that the CDS Spread shall at no time be less than the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Floor” or greater than the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Cap” as of the applicable date of determination.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 9.03(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Citibank” means Citibank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender at any time, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder at such time, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the date hereof is $1,500,000,000.

“Commitment Fee” has the meaning assigned to such term in Section 2.10(a)(ii).

“Communications” has the meaning assigned to such term in Section 10.15.

“Compensation Period” has the meaning assigned to such term in Section 2.05(b).

“Consolidated” refers to the consolidation of accounts of Holdco and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, for any fiscal period, Consolidated Net Income for such period plus the following, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation and amortization expense (d) any extraordinary expenses or losses, (e) losses on sales of assets outside of the ordinary course of business and losses from discontinued operations, (f) any losses on the retirement of debt identified in the Consolidated statements of cash flows and (g) any other nonrecurring or non-cash charges (including charges incurred with respect to the Transactions), and minus, to the extent included in calculating such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains, (b) gains on the sales of assets outside of the ordinary course of business and gains from discontinued operations, (c) any gains on the retirement of debt identified in the Consolidated statements of cash flows and (d) any other nonrecurring or non-cash income, all as determined on a Consolidated basis. If during such period Holdco or any Subsidiary shall have made an acquisition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such period.

“Consolidated Interest Expense” means, for any fiscal period (without duplication), (a) the Consolidated interest expense of Holdco and its Consolidated Subsidiaries for such period plus (b) if a Permitted Securitization Transaction outstanding during such period is accounted for as a sale of accounts receivable, chattel paper, general intangibles or the like under GAAP, the additional consolidated interest expense that would have accrued during such period had such Permitted Securitization Transaction been accounted for as a borrowing during such period, determined on a Consolidated basis.

“Consolidated Net Income” means, for any fiscal period, the Consolidated net income of Holdco for such period.

“Consolidated Tangible Assets” means, at any time, the total assets less all Intangible Assets appearing on the Consolidated balance sheet of Holdco as of the end of the most recently concluded fiscal quarter of Holdco.

“Consolidated Total Debt” means, as of any date of determination, the aggregate amount of Debt of Holdco determined on a Consolidated basis, as of such date; provided that Guarantees shall be valued at the amount thereof, if any, reflected on the consolidated balance sheet of Holdco; provided, further that if a Permitted Securitization Transaction is outstanding at such date and is accounted for as a sale of accounts receivable, chattel paper, general intangibles, or the like, under GAAP, Consolidated Total Debt determined as aforesaid shall be adjusted to include the additional Debt, determined on a consolidated basis as of such date, which would have been outstanding at such date had such Permitted Securitization Transaction been accounted for as a borrowing at such date; provided, further, that Consolidated Total Debt shall not include Debt of a joint venture, partnership or similar entity which is Guaranteed by Holdco or a Consolidated Subsidiary by virtue of the joint venture, partnership or similar arrangement with respect to such entity or by operation of applicable law (and not otherwise) except to the extent that the aggregate outstanding principal amount of such excluded Debt at such date exceeds $50,000,000.

“Covidien Ltd.” has the meaning set forth in the preamble hereto.

“Debt” of any Person means, at any date, without duplication, (a) the principal of all obligations of such Person for borrowed money; (b) the principal of all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person in respect of the deferred purchase price of property or services recorded on the books of such Person (except for (i) trade and similar accounts payable and accrued expenses, (ii) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (iii) obligations in respect of customer advances received and (iv) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business); (d) any obligation of such Person to reimburse the issuer of any letter of credit, performance bond, performance guaranty or bank guaranty issued for the account of such Person upon which, and only to the extent that, a drawing has been made (or such reimbursement obligation is otherwise not contingent) and such non-contingent obligation is not reimbursed within five Business Days; (e) the net capitalized amount of all obligations of such person as lessee which are capitalized on the books of such Person in accordance with GAAP; (f) all Debt of others secured by any Lien on property of such Person, whether or not the Debt secured thereby has been assumed, but only to the extent of the lesser of the face amount of the obligation or the fair market value of the assets so subject to the Lien; and (g) all Guarantees by such Person of Debt of others (except any Guarantor or any Subsidiary); provided that the term “Debt” shall not include:

(A) Intercompany Debt (except that, for the purposes of Sections 5.10 and 5.11, Debt shall include Intercompany Debt); or

(B) obligations in respect of trade letters of credit or bank guaranties supporting trade and similar accounts payable arising in the ordinary course of business, or

(C) Nonrecourse Debt.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, at any time, a Lender (i) that has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan (a “funding obligation”), (ii) that has notified the Administrative Agent, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar agreement, (iii) that has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (iv) with respect to which a Lender Insolvency Event has occurred and is continuing or (v) that has otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute; provided, however that any determination that a Lender is a Defaulting Lender under clauses (i) through (v) above will be made by the Administrative Agent in its sole discretion acting in good faith; provided that the Administrative Agent shall not unreasonably reject a request by the Borrower that a Lender be declared a Defaulting Lender. The Administrative Agent will promptly send to all parties hereto notice of any Lender being determined to be a Defaulting Lender.

“Designated Officer” means the chief executive officer, president, chief financial officer or treasurer of Tyco Healthcare Group LP.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied or waived.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, health, safety or Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Guarantor or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(3) of ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Guarantor or any of its ERISA Affiliates of any liability under Title IV of ERISA (other than payment of PBGC premiums) with respect to the termination of any Plan; (e) the receipt by either Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the PBGC’s intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by either Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from either Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the failure to timely make any required contribution or premium payment in respect of any Plan or contribution in respect of any Multiemployer Plan.

“Eurodollar Reserve Percentage” in respect of any Lender and for any day during any Interest Period, the reserve percentage (expressed as a decimal) in effect on such day and applicable to such Lender under Regulation D promulgated by the Board of Governors of the Federal Reserve System for determining such Lender’s reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to “Eurocurrency liabilities”, as in effect from time to time (“FRB Regulation D”).

“Eurodollar”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bear interest at a rate per annum equal to the applicable LIBO Rate plus the Applicable Margin.

“Event of Default” has the meaning assigned to such term in Article VI.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Obligor hereunder, (a) income or franchise taxes imposed on (or measured by) its net income (other than Taxes withheld at the source) by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.04(e)), any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 9.05(e) (except to the extent such failure is attributable to a Change in Law, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Obligor with respect to such withholding tax pursuant to Section 9.05(a).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” means each of (i) the letter dated December 20, 2006 between the Borrower and the Administrative Agent, (ii) the letter dated December 20, 2006 between the Borrower and the Global Coordinators and (iii) the letter dated March 24, 2009 between the Borrower and the Administrative Agent.

“Fitch” means Fitch, Inc.

“Fitch Rating” means, at any time, the rating published by Fitch of the Borrower’s Index Debt or, if prior to the date that the initial Index Debt Ratings are available with respect to the Borrower, the ratings of the senior, unsecured long-term indebtedness for borrowed money of Covidien Ltd. or of Holdco if such rating is unavailable for Covidien Ltd., by Fitch.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Global Coordinators” means Citigroup Global Markets Inc. and Banc of America Securities LLC in their respective capacities as global coordinators.

“Governmental Authority” means the government of the United States of America or any political subdivision thereof, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 10.04(g).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each of Covidien Ltd. and Holdco.

“Guarantor Assumption Agreement” means the Guarantor Assumption Agreement dated as of June 29, 2007 between the Initial Guarantor and Covidien Ltd.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Holdco” has the meaning set forth in the preamble hereto.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person other than the Guarantors or subject to any other credit enhancement.

“Index Debt Rating” means the S&P Rating, the Moody’s Rating and the Fitch Rating.

“Index Debt Rating Change” means a change in the S&P Rating, the Moody’s Rating or the Fitch Rating that results in a change from one Index Debt Rating category to another on the Pricing Grid in accordance with the provisions of Schedule 1.01, each Index Debt Rating Change to be deemed to take effect on the date on which the relevant change in rating is first publicly announced by S&P, Moody’s or Fitch, as the case may be.

“Initial Closing Date” means April 25, 2007.

“Initial Effective Date” means June 30, 2007.

“Initial Guarantor” means Tyco International Ltd., a Bermuda company.

“Intangible Assets” means, at any date, the amount (if any) stated under the heading “Goodwill and Other Intangible assets, net” or under any other heading relating to intangible assets separately listed, in each case, on the face of a balance sheet of Holdco prepared on a Consolidated basis as of such date.

“Intercompany Debt” means (i) indebtedness of either Guarantor owed to a Subsidiary and (ii) indebtedness of a Subsidiary owed to either Guarantor or another Subsidiary.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part; provided that, if an Interest Period for a Eurodollar Borrowing is of more than three months’ duration, each day within such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period shall also be an Interest Payment Date.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the date that is one, two, three or six months thereafter, as the Borrower may elect, upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period, or such other period as requested by the Borrower and agreed to by all the Lenders in accordance with Section 2.03(b); provided, that

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period of one or more whole months that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and

(iii) the Borrower may not select any Interest Period that may end after the Maturity Date.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Irish Transaction” has the meaning set forth in the recitals hereto.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the British Bankers Association London Interbank Offered Rate (“BBA LIBOR”), as it is published by Reuters or any successor to or substitute for such service, providing rate quotations of BBA LIBOR, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $10,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement.

“Loan Documents” means this Agreement, each Note (if any), the Guarantor Assumption Agreement, the Fee Letters and each Subsidiary Guaranty (if any).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the Consolidated financial condition, business or operations of Holdco and its Subsidiaries taken as a whole, (b) the ability of the Obligors to perform their obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Debt” means Debt (other than Loans or other Debt under this Agreement) of any one or more of Holdco and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.

“Maturity Date” means April 25, 2012.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its business of rating debt securities.

“Moody’s Rating” means, at any time, the rating published by Moody’s of the Borrower’s Index Debt or, if prior to the date that the initial Index Debt Ratings are available with respect to the Borrower, the ratings of the senior, unsecured long-term indebtedness for borrowed money of Covidien Ltd. or of Holdco if such rating is unavailable for Covidien Ltd., by Moody’s.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nonrecourse Debt” means, at any time, all Debt of Subsidiaries (and all other Persons which are consolidated on Holdco’s financial statements in accordance with GAAP (such Subsidiaries or other Persons a “Consolidated Person”)) of Holdco’s outstanding at such time incurred on terms that recourse may be had to such Consolidated Person only by enforcing the lender’s default remedies with respect to specific assets which constitute collateral security for such Debt and not by way of action against such Consolidated Person (nor against Holdco or such other Consolidated Person of Holdco) as a general obligor in respect of such Debt (subject to, for the avoidance of doubt, customary exceptions contained in non-recourse financings to the non-recourse nature of the obligations thereunder).

“Note” means (i) a promissory note substantially in the form of Exhibit A made by the Borrower in favor of a Lender evidencing Loans made by such Lender, to the extent requested by such Lender pursuant to Section 2.08(e) and (ii) any promissory note made by the Borrower pursuant to the Original Credit Agreement.

“Obligors” means the Borrower and the Guarantors.

“Original Credit Agreement” has the meaning set forth in the recitals hereto.

“Other Taxes” means any and all present or future, stamp or documentary taxes or any other excise or property taxes, charges or similar levies (together with any addition to tax, penalty, fine or interest thereon) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning assigned to such term in Section 10.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Securitization Transaction” means any sale or sales of any accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets of Holdco and/or any of its Subsidiaries, and financing secured by the assets so sold, pursuant to which Holdco and its Subsidiaries realize aggregate net proceeds of not more than $250,000,000, including, without limitation, any revolving purchase(s) of such assets where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) therefor does not exceed $250,000,000.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 10.15.

“Preferred Stock” means any preferred and/or redeemable capital stock of either Guarantor or any Subsidiary, as the case may be, that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the Maturity Date.

“Pricing Grid” means the Pricing Grid and the conventions for determining pricing as set forth on Schedule 1.01.

“Refinancing” means, with respect to any financing, any instrument or agreement amending, restating, supplementing, extending, renewing, refunding, refinancing, replacing or otherwise modifying, in whole or in part, the documents governing such financing (and “Refinance” shall have a correlative meaning).

“Register” has the meaning assigned to such term in Section 10.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reportable Action” means any action, suit or proceeding or investigation before any court, arbitrator or other governmental body against either Guarantor or any of their respective Subsidiaries or any ERISA Event, in each case in which there is a reasonable possibility of an adverse determination that could reasonably be expected to have a Material Adverse Effect.

“Required Lenders” means, at any time, Lenders (not including the Borrower or any of its Affiliates) having aggregate Applicable Percentages in excess of 50% at such time.

“Responsible Officer” means any of the following: (i) the Chief Executive Officer, President, Vice President and Chief Financial Officer, Treasurer or Secretary of Covidien Ltd. (ii) the Chief Executive Officer, President, Vice President and Chief Financial Officer, Treasurer or Secretary of the Borrower or a Managing Director of the Borrower or (iii) the Chief Executive Officer, President, Vice President and Chief Financial Officer, Treasurer or Secretary of Holdco.

“Revolving Credit Exposure” means, with respect to any Lender at any time the outstanding principal amount of such Lender’s Loans at such time.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to its business of rating debt securities.

“S&P Rating” means, at any time, the rating published by S&P of the Borrower’s Index Debt or, if prior to the date that the initial Index Debt Ratings are available with respect to the Borrower, the ratings of the senior, unsecured long-term indebtedness for borrowed money of Covidien Ltd., or of Holdco if such rating is unavailable for Covidien Ltd., by S&P.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Significant Subsidiary” means, at any date, any Subsidiary which, including its subsidiaries, meets any of the following conditions:

(i) the proportionate share attributable to such Subsidiary of the total assets of Holdco (after intercompany eliminations) exceeds 15% of the total assets of Holdco, determined on a Consolidated basis as of the end of the most recently completed fiscal year; or

(ii) Holdco’s and its Subsidiaries’ equity in the income of such Subsidiary from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exceeds 15% of Consolidated income of Holdco from continuing operations before income taxes, any loss on the retirement of debt, extraordinary items, cumulative effect of a change in accounting principles, and before any impairment charges, determined for the most recently completed fiscal year.

For the avoidance of doubt, each of the Borrower and Covidien Ltd. shall at all times be deemed a “Significant Subsidiary”.

“SPC” has the meaning assigned to such term in Section 10.04(g).

“Stock” means, with respect to any Person, any capital stock or equity securities of or other ownership interests in such Person.

“Stock Equivalents” means, with respect to any Person, options, warrants, calls or other rights entered into or issued by such Person to acquire any Stock of, or securities convertible into or exchangeable for Stock of, such Person.

“subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary” means any subsidiary of Covidien Ltd. or Holdco.

“Subsidiary Guarantor” means each Subsidiary that has executed a Subsidiary Guaranty pursuant to Section 5.12.

“Subsidiary Guaranty” means a guaranty entered into by a Subsidiary in substantially the form of Exhibit D, with any such modifications to such form as may be necessary or advisable and customary under the local law of the jurisdiction of organization of the relevant Subsidiary, in the judgment of the Obligors.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed or asserted by any Governmental Authority, together with any addition to tax, penalty, fine or interest thereon.

“Transactions” means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.

“Upfront Fee” has the meaning assigned to such term in Section 2.10(a)(i).

“Wholly-Owned Consolidated Subsidiary” means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares and investments by foreign nationals mandated by applicable law) are at the time beneficially owned, directly or indirectly, by Holdco.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement and the other Loan Documents, Loans or Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR Borrowing”).

Section 1.03 Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein and therein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i) the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders) and (ii) such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (ii) the total Revolving

Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. The Obligors and the Lenders acknowledge and agree that any Loans outstanding under the Original Credit Agreement as of the Effective Date shall be deemed made pursuant to the terms hereof, shall be subject to and governed by the terms and conditions hereof and shall be considered Loans under this Agreement.

Section 2.02 Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their then applicable respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Subject to Section 9.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or result in any obligations of the Borrower to pay additional amounts under Section 9.03 or 9.05.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, and at the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000 (except that any such Borrowing may be in the aggregate amount that is equal to the entire unused balance of the total Commitments). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of 10 Eurodollar Borrowings outstanding at the same time.

Section 2.03 Requests for Borrowings.

(a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone, facsimile or electronic mail (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (except as provided in Section 2.03(b)) or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and if made telephonically, shall be confirmed promptly, by hand delivery, facsimile or electronic mail of a written Borrowing Request in a form approved by the Administrative Agent, and be executed by a Managing Director of the Borrower or another authorized borrowing representative of the Borrower, as notified by the Borrower to the Administrative Agent from time to time. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b) The Borrower may request a Eurodollar Borrowing having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period” by notifying the Administrative Agent not later than 11:00 a.m., New York City time, four Business Days prior to the requested date of such Borrowing having such Interest Period, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them; and not later than 8:00 a.m., New York City time, on the Business Day after receiving such request from the Borrower, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been agreed to by all the Lenders. If such requested Interest Period is so approved by all of the Lenders, the Borrower may thereafter from time to time elect to make Borrowing Requests under Section 2.03(a) and Interest Election Requests under Section 2.06(c) designating such Interest Period, until the Administrative Agent notifies the Borrower that the Required Lenders have elected to revoke such approval.

Section 2.04 [Intentionally Omitted].

Section 2.05 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent will make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, or by 12:00 p.m. New York City time on the proposed date of such Borrowing, in the case of ABR Borrowings, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender did not make available such Lender’s share of such Borrowing, then such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect plus the Administrative Agent’s standard processing fee for interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with the interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, facsimile or electronic mail by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and, if made telephonically, shall be confirmed promptly in a signed notice by hand delivery, facsimile or electronic mail to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”, subject to Section 2.03(b).

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under clause (a) or (b) of Article VI has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.07 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Credit Exposures would exceed the total Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof, provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.13(b) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

Section 2.08 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement or the other Loan Documents.

(e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

Section 2.09 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed in a signed notice sent by facsimile or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and break funding payments to the extent required by Section 9.04.

Section 2.10 Fees.

(a) The Borrower agrees to pay to the Administrative Agent the following fees:

(i) for the account of each Lender which has delivered to the Administrative Agent an executed counterpart of Amendment No. 2, on the Effective Date, an upfront fee in an amount equal to the product of (x) such Lender’s Commitment amount, multiplied by (y) 0.05% (the “Upfront Fee”).

(ii) for the account of each Lender, a commitment fee, which shall accrue on the daily amount of the then applicable unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates, at the rate per annum set forth on the Pricing Grid opposite the reference to the applicable Index Debt Rating under the heading “Applicable Commitment Fee Rate”(the “Commitment Fee”); provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Commitment Fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Commitment Fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on each such last day, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.

(b) The Borrower agrees to pay to the Administrative Agent and the Global Coordinators, for their own accounts, the fees payable in the amounts and at the times agreed in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Upfront Fees and Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

(d) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.10(a)(ii) (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of fees under such Section).

Section 2.11 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower under any Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

Section 2.12 Calculation of Interest and Fees.

(a) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(b) All fees hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.13 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 9.03, 9.04 or 9.05, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon; provided that no amount shall be deemed to have been received on the next succeeding Business Day if the Borrower provides the Administrative Agent with written confirmation of a Federal Reserve Bank reference number no later than 4:00 p.m. on the date when due. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except that payments pursuant to Sections 9.03, 9.04, 9.05 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under this Agreement and the other Loan Documents shall be made in dollars in New York, New York.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder,

such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or such other obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments that shall be equitable so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower and each Guarantor each consent to the foregoing and each agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and each Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or either Guarantor in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE III

Representations and Warranties

Each Obligor represents and warrants to the Administrative Agent and the Lenders that:

Section 3.01 Organization; Powers. Each Obligor is a company duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation. Each Obligor has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to have any such power or governmental license, authorization, consent or approval could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. The Transactions are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Loan Document to which such Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate, contravene, or constitute a default under any provision of (i) any applicable law or regulation, (ii) the charter, by-laws or other organizational or constitutional documents of such Obligor, (iii) any order, judgment, decree or injunction of any Governmental Authority, (iv) any agreement or instrument evidencing or governing Debt of such Obligor, except for any contravention or default under any such agreement or instrument evidencing or governing such Debt in an aggregate principal amount, individually or in the aggregate for all such agreements or instruments in respect of which there is a contravention or default, not in excess of $25,000,000 or (v) any other material agreement or instrument binding upon such Obligor or its assets.

Section 3.04 Financial Condition; No Material Adverse Change.

(a) Covidien Ltd. has heretofore furnished to the Administrative Agent its Consolidated balance sheet and statements of income, shareholders equity and cash flows, as and for the fiscal year ended September 26, 2008, reported on by Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of Covidien Ltd. as of such date and for such period in accordance with GAAP.

(b) Since September 26, 2008, there has been no material adverse change in the consolidated financial condition, business or operations of Covidien Ltd. and its Subsidiaries, taken as a whole.

Section 3.05 Litigation and Environmental Matters.

(a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Obligors, threatened against or affecting Holdco or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination which could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect, other than the matters described in, prior to June 29, 2007, the Initial Guarantor’s filings of Forms 10, 10K, 10Q or 8K, and as of and after June 29, 2007, Covidien Ltd.’s filings of Forms 10K, 10Q or 8K, in each case on or before the date hereof (the “Existing Litigation”), and other than shareholders’ derivative litigation or shareholders’ class actions based on the same facts and circumstances as the Existing Litigation, or (ii) that could reasonably be expected to adversely affect the validity or enforceability of any of the Loan Documents or the Transactions.

(b) Except with respect to any matters that could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect and except for the matters described in, prior to June 29, 2007, the Initial Guarantor’s filings of Forms 10, 10K, 10Q or 8K, and as of and after June 29, 2007, Covidien Ltd.’s filings of Forms 10K, 10Q or 8K, in each case on or before the date hereof, neither Guarantor nor any of their respective Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (ii) has become subject to any Environmental Liability.

Section 3.06 Investment Company Status. No Obligor is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.07 Taxes. Each of Holdco and its Significant Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdco or such Significant Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect.

Section 3.08 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to result in a Material Adverse Effect.

Section 3.09 Disclosure. All information heretofore furnished by or on behalf of the Obligors to the Administrative Agent or the Lenders in connection with this Agreement or the other Loan Documents, when taken as a whole, does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading; provided that with respect to projections and other forward-looking information, the Obligors represent and warrant only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that projections and forward-looking information are subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors and that no assurance can be given that such projections will be realized.

Section 3.10 Subsidiaries. Each of Holdco’s Subsidiaries is duly organized or formed, validly existing and (to the extent such concept is applicable to it) in good standing under the laws of its jurisdiction of organization or formation, except where the failure to be so organized, existing or in good standing could not, based upon the facts and circumstances existing at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has all legal powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent that failure to have any such power or governmental license, authorization, consent or approval could not, based upon the facts and circumstances in existence at the time this representation and warranty is made or deemed made, reasonably be expected to have a Material Adverse Effect.

Section 3.11 Margin Regulations. No Obligor is engaged principally or as one of its important activities in the business of buying or carrying margin stock within the meaning of Regulation U of the Board.

Section 3.12 Group Companies. That Holdco and the Borrower (or any permitted successor pursuant to Section 5.08(a)) together comprise a “group” for the purposes of section 35 of the Irish Companies Act 1990.

ARTICLE IV

Conditions

Section 4.01 Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) The Administrative Agent (or its counsel) shall have received on or before the date of this Agreement from each Obligor and the Administrative Agent either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Amendment No. 2 shall have become effective.

Section 4.02 Each Borrowing. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Obligors set forth in Article III of this Agreement (other than Section 3.04, Section 3.05(a)(i) or (b), or Section 3.09) or any other Loan Document, or which are contained in any certificate or notice delivered at any time by any Obligor under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing, or if any such representation or warranty was made as of a specific date, such representation and warranty was true and correct in all material respects on and as of such date.

(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

(c) The Borrower shall have delivered a Borrowing Request in accordance with Section 2.03.

Each Borrowing Request shall be deemed to constitute a representation and warranty by the Obligors on the date of such Borrowing Request and the date of the Borrowing requested thereunder as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Covenants

From and after the Effective Date, until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable under the Loan Documents shall have been paid in full, Holdco (and the Borrower and/or Covidien Ltd., where applicable) covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. Holdco will furnish to the Administrative Agent (which, except as otherwise provided below with respect to subsections (a), (b) or (e), the Administrative Agent shall promptly furnish to each Lender):

(a) within 120 days after the end of each fiscal year of Holdco, its audited Consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of internationally recognized standing in a manner complying with the applicable rules and regulations promulgated by the SEC;

(b) (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdco, its Consolidated balance sheet and related statements of operations and cash flows for such fiscal quarter and the related statements of operations and cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year, all certified as to GAAP (subject to the absence of footnotes, audit and normal year-end adjustments) on behalf of Holdco by the chief financial officer or the chief accounting officer of Holdco or a Designated Officer and (ii) as and when filed with the SEC, for any of the first three fiscal quarters of each fiscal year of Holdco, the statement of income of Holdco for such fiscal quarter, certified as to GAAP (subject to the absence of footnotes, audit and normal year-end adjustments) on behalf of Holdco by the chief financial officer or the chief accounting officer of Holdco or a Designated Officer;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate on behalf of Holdco signed by the chief financial officer or the chief accounting officer of Holdco or a Designated Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating whether Holdco was in compliance with Section 5.09;

(d) within five Business Days after any Responsible Officer obtains knowledge of any Default, if such Default is then continuing, a certificate on behalf of Holdco signed by a Responsible Officer of Holdco or a Designated Officer setting forth, in reasonable detail, the nature thereof and the action which Holdco is taking or proposes to take with respect thereto;

(e) promptly upon the filing thereof, copies of all final registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), final reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and proxy statements which Covidien Ltd., Holdco or the Borrower shall have filed with the SEC;

(f) promptly upon any Responsible Officer obtaining knowledge of the commencement of any Reportable Action, a certificate on behalf of Holdco specifying the nature of such Reportable Action and what action Holdco or the applicable Subsidiary is taking or proposes to take with respect thereto; and

(g) from time to time, upon reasonable notice, such other information regarding the financial position or business of Holdco and its Subsidiaries, or compliance with the terms of this Agreement, as any Lender through the Administrative Agent may reasonably request.

Information required to be delivered pursuant to subsections (a), (b) or (e) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date

(i) on which Holdco posts such documents, or provides a link thereto on Holdco’s website on the Internet at www.covidien.com, or at sec.gov/edaux/searches.htm; or (ii) on which such documents are posted on Holdco’s behalf, or delivered to the Administrative Agent by Holdco in accordance with Section 10.15.

Section 5.02 Existence; Conduct of Business. Each of Covidien Ltd. and Holdco will:

(a) not engage in any material business other than the holding of stock and other investments in its Subsidiaries and activities reasonably related thereto;

(b) cause the Borrower and subsidiaries of the Borrower to not engage in any business other than businesses of the same general type as conducted by the subsidiaries of Covidien Ltd. as of the Initial Effective Date, or which are related thereto or extensions thereof, and other than businesses which are not in the aggregate material to Holdco and its Subsidiaries taken as a whole; and

(c) preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect (i) their respective legal existence and (ii) their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, unless in the case of either the failure of either Guarantor to comply with subclause (c)(ii) of this Section 5.02 or the failure of a Significant Subsidiary to comply with clause (c) of this Section 5.02, such failure could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect;

provided that nothing in this Section 5.02 shall prohibit any transaction permitted by Section 5.08.

Section 5.03 Maintenance of Properties; Insurance. Each Guarantor will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by and commercially available to companies engaged in the same or similar businesses operating in the same or similar locations, except in the case of each of clause (a) and (b) to the extent that the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to have a Material Adverse Effect.

Section 5.04 Books and Records; Inspection Rights. Each Guarantor will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which true and correct entries shall be made of its business transactions and activities so that financial statements of such Guarantor that fairly present its business transactions and activities can be properly prepared in accordance with GAAP. Each Guarantor will, and will cause each Significant Subsidiary to, permit any representatives designated by the Administrative Agent or by any Lender through the Administrative Agent, upon reasonable prior notice, at all reasonable times and as and to the extent permitted by applicable law and regulation, and at the

Administrative Agent’s or such Lender’s expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances, accounts and condition with its officers, employees (in the presence of its officers) and independent accountants (in the presence of its officers); provided that (i) such designated representatives shall be reasonably acceptable to the Borrower, shall agree to any reasonable confidentiality obligations proposed by the Borrower, and shall follow the guidelines and procedures generally imposed upon like visitors to Borrower’s facilities and (ii) unless a Default shall have occurred and be continuing, such visits and inspections shall occur not more than once in any Fiscal Year.

Section 5.05 Compliance with Laws. Each Guarantor will, and will cause each Significant Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not, based upon the facts and circumstances existing at the time, reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Use of Proceeds. The proceeds of each Borrowing made under this Agreement will be used by the Borrower for working capital, capital expenditures and other lawful corporate purposes of the Borrower, including to repay other Debt of Holdco and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.07 Liens. Each Guarantor will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a) any Lien existing on any asset on the Initial Closing Date;

(b) any Lien on any asset securing the payment of all or part of the purchase price of such asset upon the acquisition thereof by any Guarantor or a Subsidiary or securing Debt (including any obligation as lessee incurred under a capital lease) incurred or assumed by any Guarantor or a Subsidiary prior to, at the time of or within one year after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing property) or the commencement of full operation of such asset or property, whichever is later), which Debt is incurred or assumed for the purpose of financing all or part of the cost of acquiring such asset or, in the case of real property, construction or improvements thereon; provided, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to any asset theretofore owned by any Guarantor or a Subsidiary, other than assets so acquired, constructed or improved;

(c) any Lien existing on any asset or Stock of any Person at the time such Person is merged or consolidated with or into any Guarantor or a Subsidiary which Lien was not created in contemplation of such event;

(d) any Lien existing on any asset at the time of acquisition thereof by any Guarantor or a Subsidiary, which Lien was not created in contemplation of such acquisition;

(e) any Lien arising out of the Refinancing of any Debt secured by any Lien permitted by any of the subsections (a) through (d) of this Section 5.07, provided that the principal amount of Debt is not increased (except as grossed-up for the customary fees and expenses incurred in connection with such Refinancing and except as a result of the capitalization or accretion of interest) and is not secured by any additional assets, except as provided in the last sentence of this Section 5.07;

(f) any Lien to secure Intercompany Debt;

(g) sales of accounts receivable or promissory notes to factors or other third-parties in the ordinary course of business for purposes of collection;

(h) any Lien in favor of any country or any political subdivision of any country (or any department, agency or instrumentality thereof) securing obligations arising in connection with partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or securing obligations incurred for the purpose of financing all or any part of the purchase price (including the cost of installation thereof or, in the case of real property, the cost of construction or improvement or installation of personal property thereon) of the asset subject to such Lien (including, but not limited to, any Lien incurred in connection with pollution control, industrial revenue or similar financings);

(i) Liens arising in the ordinary course of its business which (i) do not secure Debt, and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(j) any Lien securing only Nonrecourse Debt;

(k) Liens incurred and pledges or deposits in the ordinary course of business in connection with workers’ compensation, old age pensions, unemployment insurance or other social security legislation, other than any Lien imposed by ERISA;

(l) Liens created pursuant to a Permitted Securitization Transactions;

(m) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by any Guarantor or a Subsidiary whose property is subject thereto in good faith by appropriate proceedings as to which adequate reserves are being maintained;

(n) Liens securing judgments that have not resulted in the occurrence of an Event of Default under clause (k) of Article VI in an aggregate principal amount at any time outstanding not to exceed $100,000,000; and

(o) Liens not otherwise permitted by the foregoing clauses (a) through (n) of this Section 5.07 securing Debt or other obligations (without duplication) in an aggregate principal amount at any time outstanding not to exceed an amount equal to 7.5% of Consolidated Tangible Assets at such time.

It is understood that any Lien permitted to exist on any asset pursuant to the foregoing provisions of this Section 5.07 may attach to the proceeds of such asset and, with respect to Liens permitted pursuant to subsections (a), (b), (d), (e) (but only with respect to the Refinancing of Debt secured by a Lien permitted pursuant to subsections (a), (b), (d)) or (f) of this Section 5.07, may attach to an asset acquired in the ordinary course of business as a replacement of such former asset.

Section 5.08 Fundamental Changes.

(a) No Obligor will consolidate, amalgamate or merge with or into any other Person or sell, lease or otherwise transfer all or substantially all of the Consolidated assets to any other Person, unless

(i) such Obligor is the surviving corporation, or the Person (if other than such Obligor) formed by such consolidation or amalgamation or into which such Obligor is merged or amalgamated, or the Person which acquires by sale or other transfer, or which leases, all or substantially all of the assets of such Obligor (any such Person, the “Successor”), shall be organized and existing under the laws of (A) in the case of a Successor to the Borrower, Luxembourg or the United States, any state thereof or the District of Columbia, (B) in the case of a Successor to either Guarantor, Bermuda, Ireland or the United States, any state thereof or the District of Columbia or, subject to the receipt of an opinion of Swiss counsel acceptable in form and substance to the Administrative Agent, Switzerland and shall expressly assume, in a writing executed and delivered to the Administrative Agent for delivery to each of the Lenders, in form reasonably satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and the performance of the other obligations under this Agreement and the other Loan Documents on the part of such Obligor to be performed or observed, as fully as if such Successor were originally named as such Obligor in this Agreement or such other Loan Document; and

(ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii) such Obligor has delivered to the Administrative Agent a certificate on behalf of such Obligor signed by one of its Responsible Officers and an opinion of counsel, each stating that all conditions provided in this Section 5.08 relating to such transaction have been satisfied.

Upon the satisfaction (or waiver) of the conditions set forth in this Section 5.08(a), a Successor to the Borrower or the applicable Guarantor shall succeed, and may exercise every right and power of, the Borrower or the applicable Guarantor shall under this Agreement and the other Loan Documents with the same effect as if such Successor had been originally named as the Borrower, Covidien Ltd. or Holdco herein, and the Borrower or the applicable Guarantor shall, as the case may be, shall be relieved of and released from its obligations under this Agreement and the other Loan Documents.

(b) The Borrower shall not be incorporated in any jurisdiction other than Luxembourg or the United States, any state thereof or the District of Columbia and neither Guarantor shall be incorporated in any other jurisdiction other than Bermuda, Ireland, the United States or any state thereof or the District of Columbia or, subject to the receipt of an opinion of Swiss counsel acceptable in form and substance to the Administrative Agent, Switzerland.

Section 5.09 Financial Covenant.

(a) Leverage. Holdco will not permit at any time the ratio of (x) Consolidated Total Debt at such time to (y) Consolidated EBITDA for the then most recently concluded period of four consecutive fiscal quarters of Holdco to exceed 3.50 to 1.00.

Section 5.10 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. Holdco will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary, other than the Borrower, to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by Holdco or any Subsidiary, or pay any Debt owed by any Subsidiary to Holdco or any Subsidiary, (b) make loans or advances to Holdco or any Subsidiary or (c) transfer any of its properties or assets to Holdco or any Subsidiary (or, solely in the case of clause (xii) hereof, any other Consolidated Person in respect of such Nonrecourse Debt), except for such encumbrances or restrictions existing under or by reason of:

(i) applicable laws and regulations, judgments and orders and other legal requirements, agreements with non-U.S. governments with respect to assets or businesses located in their jurisdiction, or condemnation or eminent domain proceedings,

(ii) this Agreement,

(iii) (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Guarantor or a Subsidiary, or (B) customary restrictions imposed on the transfer of trademarked, copyrighted or patented materials or provisions in agreements that restrict the assignment of such agreements or any rights thereunder,

(iv) provisions contained in the instruments evidencing or governing Debt or other obligations or agreements, in each case existing on the date hereof,

(vi) provisions contained in instruments evidencing or governing Debt or other obligations or agreements of any Person, in each case, at the time such Person (A) shall be merged or consolidated with or into any Guarantor or any Subsidiary, (B) shall sell, transfer, assign, lease or otherwise dispose of all or substantially all of such Person’s assets to any Guarantor or a Subsidiary, or (C) otherwise becomes a Subsidiary, provided that in the case of clause (A), (B) or (C), such Debt, obligation or agreement was not incurred or entered into, or any such provisions adopted, in contemplation of such transaction,

(vii) provisions contained in Refinancings, so long as such provisions are, in the good faith determination of Holdco’s board of directors, not materially more restrictive than those contained in the respective instruments so Refinanced,

(viii) provisions contained in any instrument evidencing or governing Debt or other obligations of a Subsidiary Guarantor,

(ix) any encumbrances and restrictions with respect to a Subsidiary imposed in connection with an agreement which has been entered into for the sale or disposition of such Subsidiary or its assets, provided such sale or disposition otherwise complies with this Agreement,

(x) the subordination (pursuant to its terms) in right and priority of payment of any Debt owed by any Subsidiary (the “Indebted Subsidiary”) to Holdco or any other Subsidiary, to any other Debt of such Indebted Subsidiary, provided that (A) such Debt is permitted under this Agreement and (B) Holdco’s board of directors has determined, in good faith, at the time of the creation of such encumbrance or restriction, that such encumbrance or restriction could not, based upon the facts and circumstances in existence at the time, reasonably be expected to have a Material Adverse Effect,

(xi) provisions governing Preferred Stock issued by a Subsidiary,

(xii) provisions contained in instruments or agreements evidencing or governing (A) Nonrecourse Debt or (B) other Debt of a Subsidiary incurred to finance the acquisition or construction of fixed or capital assets to the extent, in the case of sub-clause (B), such instrument or agreement prohibits transfers of the assets financed with such Debt, and

(xiii) provisions contained in debt instruments, obligations or other agreements of any Subsidiary which are not otherwise permitted pursuant to clauses (i) through (xii) of this Section 5.10, provided that the aggregate investment of Holdco in all such Subsidiaries (determined in accordance with GAAP) shall at no time exceed the greater of (a) $300,000,000 or (b) 3% of Consolidated Tangible Assets.

The provisions of this Section 5.10 shall not prohibit (x) Liens not prohibited by Section 5.07 or (y) restrictions on the sale or other disposition of any property securing Debt of any Subsidiary, provided such Debt is otherwise permitted by this Agreement.

Section 5.11 Transactions with Affiliates. Each Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of Stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (collectively, “Affiliate Transactions”); provided, however, that the foregoing provisions of this Section 5.11 shall not prohibit either Guarantor or any of its Subsidiaries from:

(i) engaging in any Affiliate Transaction between or among (x) the Guarantors, (y) either Guarantor and any Subsidiary or Subsidiaries or (z) two or more Subsidiaries,

(ii) declaring or paying any dividends and distributions on any shares of either Guarantor’s Stock, including any dividend or distribution payable in shares of either Guarantor’s Stock or Stock Equivalents,

(iii) making any payments on account of the purchase, redemption, retirement or acquisition of (x) any shares of either Guarantor’s Stock or (y) any option, warrant or other right to acquire shares of either Guarantor’s Stock, including any payment payable in shares of either Guarantor’s Stock or Stock Equivalents,

(iv) declaring or paying any dividends or distributions on Stock of any Subsidiary held by either Guarantor or another Subsidiary,

(v) making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to such Guarantor or such Subsidiary as the terms and conditions which such Guarantor would reasonably expect to be obtained in a similar transaction with a Person which is not an Affiliate at such time,

(vi) making payments of principal, interest and premium on any Debt of such Guarantor or such Subsidiary held by an Affiliate if the terms of such Debt are at least as favorable to such Guarantor or such Subsidiary as the terms which such Guarantor would reasonably expect to have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate,

(vii) participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if such Guarantor or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates,

(viii) paying or granting reasonable compensation, indemnities, reimbursements and benefits to any director, officer, employee or agent of either Guarantor or any Subsidiary, or

(ix) engaging in any Affiliate Transaction not otherwise addressed in subsections (i) through (ix) of this Section 5.11, the terms of which are not less favorable to such Guarantor or such Subsidiary than those that such Guarantor or such Subsidiary would reasonably expect to be obtained in a comparable transaction at such time with a Person which is not an Affiliate.

Section 5.12 Subsidiary Guarantors. The Borrower will cause each Subsidiary of the Borrower that now or hereafter Guarantees any Material Debt of the Borrower for or in respect of borrowed money (other than Debt of the Borrower to any other Subsidiary) to promptly thereafter (and in any event within 30 days of executing such Guarantee) cause such Subsidiary to (a) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Subsidiary Guaranty, and (b) deliver to the Administrative Agent documents of the types referred to in Section 4.01(d) and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Subsidiary Guaranty of such Subsidiary), all in form, content and scope reasonably satisfactory to the Administrative Agent.

ARTICLE VI

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or the other Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Obligor or any Subsidiary in or in connection with this Agreement or the other Loan Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate or financial statement furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 5.06, 5.07, 5.08, 5.10, 5.11 or 5.12 and such failure shall not be remedied within five Business Days after any Responsible Officer obtains knowledge thereof or (ii) Section 5.09;

(e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the other Loan Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Holdco (which notice will be given at the request of any Lender);

(f) any Obligor or any Subsidiary shall fail to make any payment in respect of any Material Debt, when and as the same shall become due and payable, and such failure shall continue beyond any applicable grace period (but in any event, in the case of interest, fees or other amounts other than principal, for a period of at least five Business Days);

(g) any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, (ii) any conversion, repurchase or redemption of any Material Debt scheduled by the terms thereof to occur on a particular date, any conversion of any Material Debt initiated by a holder thereof pursuant to the terms thereof or any optional prepayment, repurchase or redemption of any Material Debt, in each case not subject to any contingent event or condition related to the creditworthiness, financial performance or financial condition of any Obligor or any Subsidiary or (iii) any repurchase or redemption of any Material Debt pursuant to any put option exercised by the holder of such Material Debt; provided that such put option is exercisable at times specified in the terms of the Material Debt and not by its terms solely as a result of any contingent event or condition related to the creditworthiness, financial performance or financial condition of any Guarantor or the applicable Subsidiaries;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding up, reorganization, examinership or other relief in respect of any Obligor or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, examiner, conservator or similar official for any Obligor or any Significant Subsidiary or for a substantial part of its respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Obligor or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding up, reorganization, examinership or other relief under any bankruptcy, insolvency, receivership or similar law of any jurisdiction now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, examiner, conservator or similar official for any Obligor or any Significant Subsidiary or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Obligor or any Significant Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $30,000,000 (after deducting amounts covered by insurance, except to the extent that the insurer providing such insurance has declined such coverage or indemnification) shall be rendered against any Obligor or any Subsidiary or any combination thereof and, within 60 days after entry thereof, such judgment or order is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or order is not discharged;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) (x) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 40% or more of the outstanding shares of common stock of Holdco; or (y) on the last day of any period of twelve consecutive calendar months, a majority of members of the board of directors of Holdco shall no longer be composed of individuals (i) who were members of said board of directors on the first day of such twelve consecutive calendar month period or (ii) whose election or nomination to said board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said board of directors;

(n) any Loan Document shall cease to be valid and enforceable against any Obligor or Subsidiary Guarantor party thereto (except for the termination of a Subsidiary Guaranty in accordance with its terms), or any Obligor or Subsidiary Guarantor shall so assert in writing; or

(o) (x) the Borrower (or any permitted successor pursuant to Section 5.08(a)) shall cease to be a Wholly-Owned Consolidated Subsidiary of Covidien Ltd.; or (y) Covidien Ltd. (or any permitted successor pursuant to Section 5.08(a)) shall cease to be a Wholly-Owned Consolidated Subsidiary of Holdco;

then, and in every such event (other than an event described in clause (h) or (i) of this Article with respect to the Borrower or either Guarantor), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, and thereupon the principal amount of all such outstanding Loans together with all such interest and other amounts so declared to be due and payable, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors; and in case of any event described in clause (h) or (i) of this Article with respect to the Borrower or either Guarantor, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under any Loan Document, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Obligors.

ARTICLE VII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdco or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in Section 10.02), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Agreement, the other Loan Documents or applicable law, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdco or any of its Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such commercial bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The successor shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under such Subsidiary Guarantor’s Subsidiary Guaranty (i) if such Person ceases to exist or to be a Subsidiary (or substantially contemporaneously with such release will cease to exist or to be a Subsidiary), in each case as a result of a transaction permitted hereunder, or (ii) otherwise in accordance with Section 4.06(b) of the relevant Subsidiary Guaranty.

Anything herein to the contrary notwithstanding, none of the Global Coordinators, Joint Bookrunners or Joint Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

ARTICLE VIII

Guarantee

Section 8.01 The Guarantee. Each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees the full and punctual payment when due (whether at stated maturity, by mandatory prepayment, by acceleration or otherwise) of the principal of and interest on the Loans, the Notes and all other amounts whatsoever at any time or from time to time payable or becoming payable under this Agreement or the other Loan Documents. This is a continuing guarantee and a guarantee of payment and not merely of collection. Upon failure by the Borrower to pay punctually any such amount when due as aforesaid, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

Section 8.02 Guarantee Unconditional. The obligations of the Guarantors hereunder shall be unconditional and absolute, and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected, at any time by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document, by operation of law or otherwise;

(b) any modification or amendment of or supplement to any Loan Document;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower under any Loan Document;

(d) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of either Guarantor or the Borrower contained in any Loan Document;

(e) the existence of any claim, set-off or other rights which either Guarantor may have at any time against the Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any invalidity or unenforceability relating to or against the Borrower for any reason of any Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, in the currency and funds and at the time and place specified herein, of any amount payable by it under any Loan Document; or

(g) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, any Lender or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge or defense of a guarantor or surety.

Section 8.03 Discharge Only upon Payment in Full; Reimbursement in Certain Circumstances. The guarantee and other agreements in this Article VIII shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Loans, the Notes and all other amounts whatsoever payable by the Borrower under any Loan Document shall have been finally paid in full. If at any time any payment of any such amount payable by the Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

Section 8.04 Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person.

Section 8.05 Subrogation. Upon making any payment hereunder with respect to the Borrower, the Guarantors shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that the Guarantors shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable by the Borrower under any Loan Document has been paid in full and the Commitments have been terminated.

Section 8.06 Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by the Borrower under any Loan Document is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Required Lenders.

ARTICLE IX

Yield Protection, Illegality and Taxes

Section 9.01 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period (together with any amounts payable pursuant to Section 9.03 or 9.05) will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. In the case of clause (b) above, during any such period of suspension each Lender shall, from time to time upon request from the Borrower, certify its cost of funds for each Interest Period to the Borrower and the Administrative Agent as soon as practicable (but in any event not later than 10 Business Days after any such request).

Section 9.02 Illegality. Notwithstanding any other provision of any Loan Document, if any Lender shall notify the Administrative Agent (and provide to the Borrower an opinion of counsel to the effect) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its lending office for Eurodollar Borrowings to perform its obligations hereunder to make Eurodollar Loans or to fund or maintain Eurodollar Loans hereunder, (i) each Eurodollar Loan of such Lender will automatically, upon such demand, convert into an ABR Loan that bears interest at the rate set forth in Section 2.12(a) and (ii) the obligation of such Lender to make or continue, or to convert ABR Loans into, Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrower and such Lender that the circumstances causing such suspension no longer exist and such Lender shall make the ABR Loans in the amount and on the dates that it would have been requested to make Eurodollar Loans had no such suspension been in effect.

Section 9.03 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii) impose on any Lender or the London interbank market any other condition affecting any Loan Document or Eurodollar Loans made by such Lender;

and the result of any of the foregoing has been to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) (excluding any such increased costs or reduction in amount resulting from Taxes or Other Taxes, as to which Section 9.05 shall govern, or resulting from reserve commitments contemplated by Section 9.03(c)), then from time to time within 30 days of written demand therefor (subject to Section 9.06) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of any Loan Document or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time within 30 days of written demand therefor (subject to Section 9.06) the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) At any time that any Lender is required to establish or maintain reserves in respect of its Eurodollar Loans under FRB Regulation D, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on a Eurodollar Loan made by such Lender, additional interest on such Eurodollar Loan at a rate per annum determined by such Lender to be sufficient to compensate it for the cost to it of maintaining, or the reduction in its total return in respect of, such Eurodollar Loan, up to but not exceeding the excess of (i) (A) the applicable LIBO Rate divided by (B) one minus the Eurodollar Reserve Percentage, minus (ii) the applicable LIBO Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Loans of such Lender shall be payable to such Lender at the time and place indicated at which interest otherwise is payable on such Eurodollar Loan, with respect to each Interest Period commencing at least three Business Days after the giving of such notice and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Loans of the amount then due it under this Section.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor.

Section 9.04 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any oral or written notice given pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 10.04(e), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including any loss or expense arising from the redeployment of funds obtained by it to maintain such Eurodollar Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profits) within 10 days of written demand therefor (subject to Section 9.06).

Section 9.05 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or applicable

Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall pay and indemnify, defend and hold harmless the Administrative Agent and each Lender within 30 days after written demand therefor (subject to Section 9.06), for the full amount of any Indemnified Taxes or Other Taxes required to be paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. As soon as practicable after any payment of Indemnified Taxes or Other Taxes to a Governmental Authority by the Administrative Agent or such Lender, the Administrative Agent or such Lender, as the case may be, shall deliver to the Borrower the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Borrower.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f) If the Administrative Agent or a Lender determines, in its good faith judgment, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 9.05, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 9.05 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 9.06 Matters Applicable to all Requests for Compensation. If any Lender or the Administrative Agent is claiming compensation under Section 9.03, 9.04 or 9.05, it shall deliver to the Administrative Agent, who shall deliver to the Borrower contemporaneously with the demand for payment, a certificate setting forth in reasonable detail the calculation of any additional amount or amounts to be paid to it hereunder and the basis used to determine such amounts and such certificate shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Administrative Agent may use any reasonable averaging and attribution methods. In any such certificate claiming compensation under Section 9.03(b), such Lender shall certify that the claim for additional amounts referred to therein is generally consistent with such Lender’s treatment of similarly situated customers of such Lender whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such payment, but such Lender shall not be required to disclose any confidential or proprietary information therein. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 9.07 Mitigation Obligations. If any Lender requests compensation under Section 9.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.05, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 9.03 or 9.05, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

ARTICLE X

Miscellaneous

Section 10.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone or by other means of communication (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(i)	if to the Borrower

Covidien International Finance S.A.

3b, boulevard du Prince Henri

L-1724 Luxembourg

Attn: Michelangelo Stefani

Tel: +352 266 379 3046

Fax: +352 266 379 92

email: michelangelo.stefani@covidien.com

if to Covidien Ltd.

Covidien Ltd.

c/o Covidien Plc

1st Floor, Block G

Cherrywood Science & Technology Park

Loughlinstown Co Dublin

Ireland

Phone: 353 1 4393000

Fax:

(ii)	if to Holdco

Covidien Plc

1st Floor, Block G

Cherrywood Science & Technology Park

Loughlinstown Co Dublin

Ireland

Phone: 353 1 4393000

Fax:

(iii) if to the Administrative Agent, to its applicable address set forth on Schedule 10.01;

and

(iv) if to any other Lender, to it at its address (or facsimile number or electronic mail address telephone number) set forth on Schedule 10.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party to this Agreement or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

(b) Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by electronic communications. In addition to provisions of this Agreement expressly specifying that notices and other commitments may be delivered telephonically or electronically, each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and Interest Election Requests) purportedly given by or on behalf of the Borrower.

Section 10.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor the Notes, or any Subsidiary Guaranty or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Obligors, the Subsidiary Guarantors (to the extent applicable) and the Required Lenders or by the Obligors, the Subsidiary Guarantors (to the extent applicable) and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release either Guarantor from its obligations under Article VIII or any Subsidiary Guarantor which is a Significant Subsidiary from its obligations under its Subsidiary Guaranty, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent under any Loan Document without the prior written consent of the Administrative Agent. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase the Commitment of such Defaulting Lender, reduce the principal amount of any Loan of such Defaulting Lender or reduce the rate of interest thereon, or reduce any fees payable owing to such Defaulting Lender hereunder, postpone the scheduled date of payment of the principal amount of any Loan of such Defaulting Lender or any interest thereon, or any fees payable to such Defaulting Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment of such Defaulting Lender, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

Section 10.03 Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Global Coordinators and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) while a Default has occurred and is continuing, all out-of-pocket expenses incurred by the Administrative Agent and the Lenders, including reasonable fees, charges and disbursements of counsel in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, or restructuring negotiations in respect of such Loans.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding (whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto) relating to (A) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (B) any Loan or the use of the proceeds therefrom, (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdco or any of its Subsidiaries, or any Environmental Liability related in any way to Holdco or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) have resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction by final and nonappealable judgment (y) resulted from a breach of the confidentiality provisions contained in Section 10.14 by such Indemnitee or (z) resulted from a dispute solely among the Lenders that does not arise from any Obligor’s or Subsidiary Guarantor’s breach of its obligations under any Loan Document or applicable law. If any claim, litigation, investigation or proceeding is asserted against any Indemnitee, such Indemnitee shall, to the extent permitted by applicable law or regulation in the opinion of its counsel, notify the Borrower as soon as reasonably practicable, but the failure to so promptly notify the Borrower shall not affect the Borrower’s obligations under this Section unless such failure materially prejudices the Borrower’s right to participate in the contest of such claim, litigation, investigation or proceeding, as hereinafter provided. If requested by the Borrower in writing, such Indemnitee shall make reasonable good faith efforts to contest the validity, applicability and amount of such claim, litigation, investigation or proceeding and, except to the extent prohibited by applicable law or regulations or as would otherwise be unreasonable in the circumstances or contrary to the internal policies of the Indemnitee as generally applied, shall permit the Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim, litigation, investigation or proceeding for which the Borrower may be liable for payment of indemnity hereunder shall give the Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Borrower’s prior written consent (not to be unreasonably withheld).

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any Related Party thereof under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such, or against any Related Party acting for the Administrative Agent in connection with such capacity.

(d) To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor.

Section 10.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as contemplated by Section 5.08, none of Covidien Ltd., Holdco or the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Covidien Ltd, Holdco or the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural Person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VI has occurred and is continuing, any other Person (other than a natural person); and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or for an assignment by a Lender to an Approved Fund with respect to such Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment, and the amount of the Commitment or

Loans of the assigning Lender remaining after each such assignment (in each case determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent), in each case shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent (each such consent not to be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Article VI has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500.

For the purposes of this Section 10.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9.03, 9.04, 9.05 and 10.03). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender, and the Note theretofore held by the assignor Lender shall be returned to the Borrower in exchange for a new Note, payable to the assignee Lender and reflecting its retained interest (if any) hereunder. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and

Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or subsidiaries) (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 9.03, 9.04 and 9.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

(d) A Participant shall not be entitled to receive any greater payment under Sections 9.03 or 9.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 9.05 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 9.05(e) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) If (w) any Lender requests compensation under Section 9.03, (x) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 9.05, (y) if any Lender defaults in its obligation to fund Loans hereunder or (z) if any Lender refuses to consent to any amendment or waiver under this Agreement which pursuant to the terms of Section 10.02 requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained above in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 9.03 or payments required to be made pursuant to Section 9.05, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 9.03), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such

Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.04, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

Section 10.05 Survival. All covenants, agreements, representations and warranties made by the Obligors herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 9.03, 9.04, 9.05 and 10.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

Section 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement replaces and supersedes the Original Credit Agreement, as amended through the Effective Date, in its entirety. As of the Effective Date this Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the making of the request, or the granting of the consent, if required under Article VI to authorize the Administrative Agent to declare the Loans due and payable, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or either Guarantor against any and all of the obligations of the Borrower or either Guarantor now or hereafter existing under this Agreement or the other Loan Documents to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or either Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Obligors or their respective properties in the courts of any jurisdiction.

(c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Obligor hereby irrevocably designates and appoints CT Corporation System, having an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in paragraph (b) hereof in any Federal or New York State court sitting in New York City. Each Obligor represents and warrants that such agent has agreed in writing to accept such appointment and that a true copy of such designation and acceptance has been delivered to the Administrative Agent. If such agent shall cease so to act, each Obligor covenants and agrees to designate irrevocably and appoint without delay another such agent satisfactory to the Administrative Agent and to deliver promptly to the Administrative Agent evidence in writing of such other agent’s acceptance of such appointment.

(e) Each Lender and the Administrative Agent irrevocably consents to service of process in the manner provided for notices in Section 10.01.

(f) Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Waiver of Immunities. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IF ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH OBLIGOR AGREES THAT THE WAIVERS SET FORTH ABOVE SHALL BE TO THE FULLEST EXTENT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

Section 10.12 Judgment Currency. If, under any applicable law and whether pursuant to a judgment being made or registered against any Obligor or for any other reason, any payment under or in connection with this Agreement or any other Loan Document, is made or satisfied in a currency (the “Other Currency”) other than that in which the relevant payment is due (the “Required Currency”) then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the party entitled thereto (the “Payee”) to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Payee falls short of the amount due under the terms of this Agreement or any other Loan Document, such Obligor shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Payee against the amount of such shortfall. For the purpose of this Section, “rate of exchange” means the rate at which the Payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

Section 10.13 Headings. Article and Section headings and the Table of Contents used herein and in the other Loan Documents are for convenience of reference only, are not part of this Agreement or any other Loan Document and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Loan Document.

Section 10.14 Confidentiality. Each of the Administrative Agent and the Lenders shall maintain the confidentiality of the Information (as defined below) and shall not use the Information except for purposes relating directly to this Agreement, the other Loan Documents and the Transactions, except that Information may be disclosed by the Administrative Agent and the Lenders (a) to their and their Affiliates’ directors, officers, employees and agents whom they determine need to know such Information in connection with matters relating directly to this Agreement, the other Loan Documents and the Transactions, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the Administrative Agent or the applicable Lenders shall be responsible for breach of this Section by any such Person to whom it disclosed such Information), (b) to the extent requested by any governmental authority or regulatory agency (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or upon order of any court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law; provided that in the case of any intended disclosure under this clause (c), the recipient thereof shall (unless otherwise required by applicable law) give Holdco not less than five Business Days’ prior notice (or such shorter period as may, in the good faith discretion of the recipient, be reasonable under the circumstances or may be required by any court or agency under the circumstances), specifying the Information involved and stating such recipient’s intention to disclose such Information (including the manner and extent of such disclosure) in order to allow Holdco an opportunity to seek an appropriate protective order, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement in writing to be bound by the provisions of this Section (and of which Holdco shall be a third party beneficiary) or in the case of a repurchase arrangement (“repo transaction”) subject to an arrangement to be bound by provisions at least as restrictive as this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency or (iv) the CUSIP Service Bureau or any similar organization, (g) with the written consent of the Borrower referencing this Section 10.14, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, a breach of another confidentiality agreement to which the Administrative Agent or such Lender is a party or any other legal or fiduciary obligation of the Administrative Agent or such Lender or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from or on behalf of any Obligor or Subsidiary Guarantor relating to any Obligor or any Subsidiary Guarantor or any of their respective businesses, other than any such information that the Administrative Agent or any Lender proves is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Obligor or any Subsidiary Guarantor from a source which is not, to the knowledge of the recipient, prohibited from disclosing such information by a confidentiality agreement or other legal or fiduciary obligation to the Obligors or Subsidiary Guarantors. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such

Person has taken normal and reasonable precautions and exercised due care to maintain the confidentiality of such Information. In addition to other remedies, the Obligors shall be entitled to specific performance and injunctive and other equitable relief for breach of this Section 10.14.

Section 10.15 Electronic Communications.

(a) Each Obligor hereby agrees that except to the extent provided in clause (i) of the final sentence of Section 5.01, it will provide to the Administrative Agent all information, documents or other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement or any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”) by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com (or such other e-mail address designated by the Administrative Agent from time to time).

(b) Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the “Platform”). Nothing in this Section 5.01 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders in any other manner specified in this Agreement.

(c) Each Obligor hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Obligors or their securities) (each, a “Public Lender”). The Obligors hereby agree that (i) Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Obligor shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Obligors or their securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

(d) Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Each party hereto agrees that any electronic communication referred to in this Section 10.15 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Administrative Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Administrative Agent; provided that if such communication is not so received by any party during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Administrative Agent.

(f) Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available,” (iii) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform , and each Agent Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any Communications or the Platform.

Section 10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Obligors in accordance with the Act.

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[Signature Page to Amended and Restated Five-Year Senior Credit Agreement

(Covidien International Finance S.A.)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COVIDIEN INTERNATIONAL FINANCE S.A.

By
Name:
Title:

[Signature Page to Amended and Restated Five-Year Senior Credit Agreement

(Covidien International Finance S.A.)]

PRESENT when the COMMON SEAL of COVIDIEN PLC was affixed hereto

Director

[
Director/Secretary]

[Signature Page to Amended and Restated Five-Year Senior Credit Agreement

(Covidien International Finance S.A.)]

COVIDIEN LTD.

By
Name:
Title:

[Signature Page to Amended and Restated Five-Year Senior Credit Agreement

(Covidien International Finance S.A.)]

CITIBANK, N.A., as Administrative Agent

By
Name:
Title: